UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2025
GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, CALIFORNIA 94404
(Address of principal executive offices, including zip code)
(650) 473-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2025, the Board of Directors (the “Board”) of Geron Corporation (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), appointed Harout Semerjian as President and Chief Executive Officer of the Company and as a director, effective August 7, 2025 (the “Effective Date”). On the Effective Date, Mr. Semerjian will be appointed to the Board to fill the existing vacancy as a Class I director for a term expiring at the Company’s 2027 annual meeting of stockholders. Mr. Semerjian replaces Dawn C. Bir, who ceased serving as Interim President and Chief Executive Officer of the Company immediately prior to Mr. Semerjian’s appointment. Ms. Bir will continue to serve as a member of the Board.

Mr. Semerjian, age 54, most recently served as President and Chief Executive Officer of GlycoMimetics, Inc., a late-stage clinical biotechnology company subsequently combined with Crescent Biopharma, Inc., from August 2021 until February 2025. He also previously served on the board of directors of GlycoMimetics. Since October 2023, Mr. Semerjian has also served as a member of the board of directors at the Biotechnology Innovation Organization. From June 2020 to July 2021, Mr. Semerjian served as an independent healthcare consultant at Emerge Bio Consulting, advising private equity firms on healthcare investment projects. Mr. Semerjian served as President and Chief Executive Officer of Immunomedics Inc., a biotechnology company specializing in antibody-drug conjugates for cancer treatment, from April 2020 to May 2020, prior to its acquisition by Gilead Sciences, Inc. From March 2018 to April 2020, Mr. Semerjian served as Executive Vice President, Chief Commercial Officer of Ipsen Pharma, a global, pharmaceutical company focusing on areas of high unmet medical need, leading and executing Ipsen’s global commercial strategy and functions across oncology, neurosciences and rare diseases. From February 2017 to February 2018, he served as President and Head of Ipsen’s Specialty Care International Region & Global Franchises. From 1994 to January 2017, Mr. Semerjian held several commercial, marketing and sales positions of increasing responsibility within Novartis Pharmaceuticals, a global pharmaceutical company, including serving as Senior Vice President and Global Launch Leader for KISQALI®, in regional vice president hematology and oncology roles in the U.S., MENA and the Nordics, and as global brand director for Gleevec®, as well as for Merck, a global pharmaceutical company, and Solvay, a multinational chemical and materials company. Mr. Semerjian holds an MBA from Cornell University and Queen's University in Canada, and a B.S. in Biology from Lebanese American University. The Board believes Mr. Semerjian’s deep commercial and hematology expertise, broad leadership experience, and global perspective qualify him to serve on the Board.

In connection with Mr. Semerjian’s appointment as the Company’s President and Chief Executive Officer, the Board, acting upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), approved the Company’s entry into an employment agreement with Mr. Semerjian, effective as of the Effective Date (the “Employment Agreement”). The Employment Agreement provides for an annual base salary of $800,000 and an annual performance target bonus of 70% of his annual base salary, which will be prorated for 2025. In addition, the Company has agreed to grant Mr. Semerjian a stock option to purchase 11,000,000 shares of the Company’s common stock (the “Stock Options”) pursuant to the Company’s 2018 Inducement Award Plan (as defined below). The Stock Options will vest and become exercisable as follows: (i) 7,000,000 of the Stock Options will vest as to 12.5% of the shares underlying the grant on the six-month anniversary of the grant date, with the remaining shares vesting in equal monthly installments over the following 42 months; and (ii) 4,000,000 of the Stock Options will vest as to 25% of the shares underlying the grant on the first anniversary of the grant date, with the remaining shares vesting in equal monthly installments over the following 36 months, in each case subject to Mr. Semerjian’s continued service to the Company on the vesting dates. The Stock Options will be granted as a material inducement to Mr. Semerjian’s employment under the Company’s 2018 Inducement Award Plan and will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on his start date, which will be the grant date. The Stock Options will fully vest upon the occurrence of a Change in Control (as defined in the Employment Agreement). Under the terms of the Employment Agreement, Mr. Semerjian is not eligible for an annual equity award until 2027.

The Employment Agreement also provides that Mr. Semerjian is entitled to severance benefits consistent with the Company’s other executive officers. In the event Mr. Semerjian’s employment is terminated due to a Covered Termination (as defined in the Employment Agreement), (i) he will be paid his target annual bonus for the fiscal year in which the termination occurs, prorated for length of service during the year, and a lump-sum severance payment equal to 18 months of his base salary then in effect as of such termination; (ii) he and his covered dependents will also be eligible to continued healthcare coverage as permitted by COBRA for a period of up to 18 months following a Covered Termination, at the Company’s expense; and (iii) the vested portion of any stock options granted to Mr. Semerjian by the Company shall remain outstanding and exercisable until the earlier of the second anniversary of the date of termination or the original expiration date of such award. Mr. Semerjian is also eligible to participate in the Amended Severance Plan (as defined below).

The foregoing description of the Employment Agreement is a summary of its material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Semerjian and any other person pursuant to which Mr. Semerjian was appointed as President, Chief Executive Officer and a director of the Company, and there is no family relationship between Mr. Semerjian and any of the Company’s other directors or executive officers. In addition, Mr. Semerjian is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Semerjian will enter into the Company’s standard form of indemnification agreement. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Semerjian for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as President, Chief Executive Officer and a director of the Company. The foregoing is only a brief description of the terms of the indemnification agreement with Mr. Semerjian, does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed on March 7, 2012.

Amended and Restated Severance Plan

Effective August 1, 2025, the Compensation Committee approved the Company’s Amended and Restated Severance Plan (as so amended and restated, the “Amended Severance Plan”), which Amended Severance Plan amends and restates, in its entirety, the amended and restated severance plan previously approved by the Board on December 23, 2021. The Amended Severance Plan applies to (i) eligible employees of the Company who were hired by the Company on or before December 31, 2021, and (ii) certain designated key employees of the Company, including the Company’s executive officers, in each case, who are not subject to a performance improvement plan. The only change to the existing severance plan is to add a payment to the Chief Executive Officer of 150% of his or her annual target bonus upon a Separation of Service (as defined in the Amended Severance Plan) in connection with a Change of Control (as defined in the Amended Severance Plan), as further described below.

Under the Amended Severance Plan, upon a Change of Control Triggering Event (and provided such Triggering Event constitutes a Separation from Service (as defined therein)), each of the Company’s executive officers, including Mr. Semerjian, is entitled to: (i) a severance payment equal to 15 months (18 months, with respect to Mr. Semerjian) of his or her base salary then in effect; (ii) payment of his or her target annual bonus, at the target bonus percentage in effect immediately prior to the termination, prorated for length of service during the year (plus an additional payment equal to 150% of his target annual bonus, with respect to Mr. Semerjian); and (iii) payment of COBRA premiums for up to 15 months (18 months, with respect to Mr. Semerjian). The Company’s executive officers will continue to receive the greater of the severance benefits set forth in their employment agreements or the severance benefits provided for in the Amended Severance Plan (without duplication).

The foregoing description of the Amended Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Amended Severance Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendment to 2018 Inducement Award Plan

Effective August 1, 2025, the Compensation Committee approved an amendment to the Company’s 2018 Inducement Award Plan to increase the number of shares of the Company’s common stock issuable thereunder by 11,000,000 shares (as so amended and restated, the “Amended 2018 Inducement Plan”) to be used exclusively for grants of inducement awards to individuals who were not previously employees or directors of the Company, other than following a bona fide period of non-employment, as a material inducement within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules to each such individual’s entry into employment with the Company.

The foregoing description of the Amended 2018 Inducement Plan does not purport to be complete and is qualified in its entirety by the full text of the Amended 2018 Inducement Plan, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and Harout Semerjian, effective August 7, 2025.
10.2	Geron Corporation Amended and Restated Severance Plan, as amended.
10.3	Geron Corporation 2018 Inducement Award Plan, as amended.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: August 6, 2025	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Executive Vice President,
Chief Legal Officer and Secretary